Exhibit 99(a) - Tax Return Guide


                       GREAT NORTHERN IRON ORE PROPERTIES
                       W-1290 First National Bank Building
                              332 Minnesota Street
                            Saint Paul, MN 55101-1361
                                 (651) 224-2385
                               FAX (651) 224-2387


                              2001 TAX RETURN GUIDE

Dear Unit Holder:

This "Tax Return Guide" has been prepared to assist the certificate holder in reporting the taxable income from Great Northern Iron Ore Properties (the "Trust") as summarized on the Substitute Form 1099-MISC (or Form 1042S for foreign investors) and the Trust Supplemental Statement. This information is being mailed to all certificate holders shown on the record dates during 2001, as maintained by our transfer agent. If you use a professional tax advisor, it is essential that they have this Guide to prepare your income tax return.

This Guide is merely intended to assist the investor in addressing many of the issues that arise in reporting the Trust operations for federal and state income tax purposes. It is not intended to be all-inclusive or to render specific professional tax advice. If you are a foreign investor, we recommend you consult your tax advisor for proper income tax reporting due to the complexity of taxation of foreign investors. Should you have any questions about the information in this Guide or need further assistance in income tax return preparation, please consult your tax advisor.

"Street name" holders may also use this Guide to calculate their allocable share of Trust income and deductions if they know the number of units (shares) held on the record dates during the year. Nominees and brokers should refer to the section in this Guide entitled "Nominee Reporting Requirements" which provides guidance as to the preparation of Trust income tax information for their clients. Please contact the Trust office if you need a bulk supply of these Guides.

Finally, please note that this Guide provides information for both domestic and foreign investors. Certain sections in this Guide pertain only to a specific class of investors and are labeled as such. Please read this Guide thoroughly and complete the worksheets carefully.

Sincerely yours and for the Trustees,

/s/ JOSEPH S. MICALLEF
---------------------------
President

January 2002

                                TAX RETURN GUIDE

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Tax Matters Relating to Great Northern Iron Ore Properties
     General Information                                                   3 - 4
     Information for Foreign Investors                                     4 - 5
     Trust Income and Allocation                                           5
     Presentation of Tax Data                                              5
     Classification of Trust Income                                        5
     Depletion                                                             6
     Basis                                                                 6
     Certificate Amortization                                              6
     Alternative Minimum Tax                                               6
     State Taxation and Adjustments                                        7

Instruction Outline                                                        8 - 9

Worksheet A - Unit Holders with a constant interest throughout the year
     Schedule I    Individual Taxpayers                                    10
     Schedule II   Corporate Taxpayers                                     10

Worksheet B - Unit Holders that purchased or sold units during the year
     Schedule I    Individual Taxpayers                                    11-12
     Schedule II   Corporate Taxpayers                                     13-14

Worksheet C - Year End Basis and Certificate Amortization Computations     15

Nominee Reporting Requirements                                             16

Attachment for Income Tax Return to Reconcile Substitute Form 1099-MISC
  or Form 1042S for Certificate Holders of Record
     Schedule for Individual Foreign Investors - Form 1042S                S-F
     Schedule for Individual Domestic Investors - Substitute
       Form 1099-MISC                                                      S-D

           TAX MATTERS RELATING TO GREAT NORTHERN IRON ORE PROPERTIES

General Information

Pursuant to an Election filed under Section 646 of the Tax Reform Act of 1986, as amended, the Trust is taxable as a grantor trust for the years after 1988. As an investor in a grantor trust, you are required to report your proportionate share of the Trust's taxable income on your federal and state income tax returns.

If you utilize professional assistance in preparing your income tax return, it is essential that you provide your preparer with this Tax Return Guide, your Substitute Form 1099-MISC or Form 1042S (if applicable) and your Trust Supplemental Statement (if applicable).

This Tax Return Guide is used to calculate the various components of Trust income and deductions allocable to you. For the benefit of "street name" holders, this Guide is universal in that if you know the number of shares (units) held on the record dates during the year, you can calculate the proper amount of Trust income and deductions allocable to you, regardless of whether or not you received a Form 1099-MISC or Form 1042S from your broker.

This Guide is generally designed to instruct unit holders who utilize Individual Income Tax Return Form 1040 or Corporate Income Tax Return Form 1120, which represents a vast majority of our certificate holders. Foreign investors generally would utilize Nonresident Alien Income Tax Return Form 1040NR (Individuals) or Foreign Corporation Income Tax Return Form 1120F (Corporations). Please note that the tax return line instructions within this Guide do not apply to foreign investors. Because the reporting of income or deductions for foreign investors is dependent upon whether or not they are effectively connected with a U.S. trade or business, we strongly recommend foreign investors consult with their tax advisors for proper income tax return preparation.

The Substitute Form 1099-MISC has been prepared only for domestic certificate holders of record during the year (not "street name" holders). It is used to report the income allocable to the domestic investor (as reported to the Internal Revenue Service and the Minnesota Department of Revenue), distributions declared (not necessarily received within the year) and any taxes withheld. It should be emphasized that Box 1 on Substitute Form 1099-MISC contains distributions declared during the calendar year, not necessarily those actually received during the year. The following table is provided to help clarify the timing differences:


                                  Distributions
--------------------------------------------------------------------------------

     Declared                Paid                 Reported on (if applicable)
     --------                ----                 ---------------------------
     12/00                   1/01                 2000 Form 1099-MISC
      3/01                   4/01                 2001 Form 1099-MISC
      6/01                   7/01                 2001 Form 1099-MISC
      9/01                  10/01                 2001 Form 1099-MISC
     12/01                   1/02                 2001 Form 1099-MISC

--------------------------------------------------------------------------------

(General Information -- continued)

Regardless of when distributions were declared or paid, taxable income is determined based upon your allocable share of the income of the Trust, not the distributions. Distributions need not normally be reported anywhere on your income tax return. If you are a "street name" holder and received a Form 1099-DIV from your broker, you should have the Form 1099-DIV voided and replaced with a Form 1099-MISC as prepared by the broker in accordance with the "Nominee Reporting Requirements" section of this Guide. Should your broker not void the Form 1099-DIV, it is suggested you list the distributions reported by your broker on Schedule B, Part II of Form 1040 (Individuals) and again as a negative amount (representing a nontaxable distribution) also on Schedule B, Part II of Form 1040 (Individuals), then report your proportionate share of the Trust's income on your income tax return as computed by this Guide.

The Form 1042S has been prepared only for foreign certificate holders of record during the year (not "street name" holders). It is used to report the income allocable to the foreign investor (as reported to the Internal Revenue Service and the Minnesota Department of Revenue) and any taxes withheld. Regardless of when distributions were declared or paid, taxable income is determined based upon your allocable share of the income of the Trust, not the distributions. Distributions need not normally be reported anywhere on your income tax return.

The Trust Supplemental Statement shows only the shares (units) held on the various record dates during the year. It accompanies the Substitute Form 1099-MISC or Form 1042S and may be helpful as a reference in completing this Guide.

Information for Foreign Investors

Nonresident alien individuals or foreign corporations are generally subject to federal income tax at the rate of 30% (or lower treaty rate) on certain items of gross income, including royalties, from sources within the United States. All of the income of the Trust for this year was from sources within the United States. The income reported on Form 1042S includes interest income, rental income and gain from the sale of domestic iron ore. The enclosed worksheets will assist you in the proper breakdown and reporting of the income. Because the taxation of foreign investors is a complex area, we recommend you consult your tax advisor. The income tax withheld from your distributions is also shown on Form 1042S. You must file a United States federal income tax return if the tax was underwithheld or to claim a refund for any overwithheld tax.

If a nonresident alien individual or foreign corporation is engaged in a trade or business in the United States and the income from the Trust is effectively connected therewith, in general, the Trust income is taxable at the graduated tax rates applicable to individuals or corporations. Furthermore, a unit holder may elect to treat the income (which constitutes income from real property) as effectively connected with the conduct of a trade or business in the United States under Sections 871(d) or 882(d) of the Internal Revenue Code, or pursuant to any similar provisions of applicable treaties. A unit holder whose Trust income is effectively connected with a United States trade or business or who elects to treat it as such is entitled to claim a depletion deduction, to the extent allowed by law, and a certificate amortization deduction with respect to such income. A United States federal income tax return must be filed to claim these deductions.

(Information for Foreign Investors -- continued)

A unit holder whose Trust income is effectively connected with a United States trade or business, or who elects to treat it as such, is entitled to claim exemption from the 30% (or lower treaty rate) withholding tax. Such exemption is claimed for a calendar year by filing, in duplicate, with the Trust, Form 4224 "Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States" (or a substitute statement containing the information required by Income Tax Regulation Section 1.1441-4). The exemption statement must be received by the Trust sufficiently in advance of the distribution to which it is intended to apply. A separate Form 4224 (or substitute statement) must be filed with the Trust for each calendar year in order to claim an exemption from withholding for that year's income.

Under the Foreign Investment in Real Property Tax Act (FIRPTA), the units are treated as United States real property interests. Thus, gain or loss from the sale or exchange of the units will be regarded as arising from the sale or exchange of property effectively connected with the conduct of a United States trade or business. Therefore, any sale of units during the year must be reported in the United States and the appropriate taxes paid, if any. The gain or loss on the sale of a unit is calculated by deducting the adjusted basis of the unit from the unit selling price. The format of Worksheet C may be used to calculate your adjusted basis. Include only those record dates before the sale date and ignore the certificate amortization deduction calculation.

Trust Income and Allocation

The Trust determines and reports its taxable income on a calendar year basis utilizing the accrual method of accounting. Shareholders (unit holders) of record at the end of each quarter are allocated a share of the Trust's quarterly income. There were four equal income allocations during the year to holders of record as of the last business day of each calendar quarter. If you are an investor with a taxable year other than a calendar year, you should report your share of income for those record dates that coincide with your taxable year using Worksheet B.

Presentation of Tax Data

Worksheets are provided to assist the investor in calculating their allocable share of Trust income and deductions. You should prepare either Worksheet A if you held the same number of units on each of the four quarterly record dates during the year OR Worksheet B if you purchased or sold any units during the year. If you own units in several blocks or the number of units which you own changed during the year, you need to reproduce the necessary copies of these worksheets and complete a separate worksheet for each block of units acquired on a different date, at a different price or held for a different time period in order to maintain your basis individually.

Classification of Trust Income

By a provision of the Internal Revenue Code, the iron ore royalty income earned by the Trust is treated as gain from the sale or exchange of assets used in a trade or business under Code Section 1231, thereby qualifying for capital gain treatment. With respect to the Tax Reform Act of 1986, the Trustees believe that the Trust income is portfolio income. Accordingly, such portfolio income may not be used to offset a unit holder's losses from other passive activities.

Depletion

There was no income derived from ore properties having a cost basis during the year. Consequently, a cost depletion deduction is not allowable.

A percentage depletion deduction is only allowable under Section 631 for any tax year in which the capital gain tax rate equals or exceeds the maximum ordinary income tax rate. Accordingly, the percentage depletion deduction is not available for individuals since the maximum ordinary income tax rate exceeds the capital gain tax rate. The percentage depletion deduction continues to remain available to domestic corporate taxpayers. It also remains available to foreign corporate taxpayers if the income from the Trust is effectively connected with your trade or business in the United States or if you elect to treat the income as effectively connected. The corporate tax worksheets provide the factor to calculate the percentage depletion deduction that is already reduced 20% as provided by Section 291.

Basis

Basis is increased by your allocable share of Trust income and is reduced by distributions and certificate amortization (if any). Investors should use the format of Worksheet C to compute their year end basis annually. Basis should never be less than zero. To the extent that distributions exceed your basis, the excess distribution should be treated as capital gain. Certificate amortization would no longer be available. This computation worksheet is also included to assist the investor in computing gain or loss upon the sale of any portion of the investor's interest. If you sold some or all of your shares prior to the end of the year, you should to use the format of Worksheet C to calculate your adjusted basis through the date of certificate disposition, ignoring the certificate amortization deduction calculation as it becomes irrelevant for the shares sold.

Certificate Amortization

Certificate holders were previously informed that amortizing the cost of Trust certificates is allowable beginning October 2, 1978, or date of purchase, whichever is later. Certificate amortization is a deduction for income tax purposes for domestic investors. If you are a foreign investor and the income from the Trust is effectively connected with your trade or business in the United States or if you elect to treat the income as effectively connected, you are also entitled to a certificate amortization deduction. The rate of amortization is based on the remaining life of the Trust. A full year's certificate amortization deduction (despite purchase date) is calculated on one's basis (vs. a per unit amount) using the percentage provided in Basis Worksheet C. If you did not hold any units at the end of the year, ignore the certificate amortization deduction calculation.

Alternative Minimum Tax

Alternative minimum tax (AMT) is only applicable to our corporate investors since the percentage depletion deduction is not available for individuals. The entire corporate percentage depletion deduction is considered a tax preference item and should be included on the AMT return form. Please follow the form's instructions to determine if an additional tax liability is generated.

State Taxation and Adjustments

Unit holders who meet Minnesota's minimum filing requirements will have to report their allocable share of the Trust's income to the State of Minnesota. A Minnesota resident's federal income will include their share of the Trust's income. Nonresident unit holders will have to file a Minnesota income tax return to report Minnesota source income if their total Minnesota source income, including their allocable share of the Trust's income, was at least $7,450 (minimum threshold for a single taxpayer under age 65).

Individual taxpayers are allowed a subtraction for their allocable share of the Trust's U.S. interest income on their Minnesota income tax return. Use the worksheets to calculate this amount and include with any other subtractions on the Minnesota Individual Income Tax Return.

Corporate taxpayers are not allowed a percentage depletion deduction for Minnesota. Therefore, the calculated percentage depletion deduction (if claimed on the federal return) must be shown as an addition to Minnesota income.

If you are not required to file a Minnesota income tax return, you may ignore the "State of Minnesota Tax Return" line reference numbers in the worksheets. However, to the extent that other states have similar adjustments as explained above, the worksheets may be helpful in calculating these amounts. Many other states do allow for the subtraction of U.S. interest income and also allow their residents a credit for taxes paid to another state.

INSTRUCTION OUTLINE

Your Substitute Form 1099-MISC or Form 1042S (if applicable) provides your aggregate share of the Trust's taxable income before deductions for the calendar year. For tax reporting purposes, the income should be separated into its various components. If you are a "street name" holder and did not receive a Form 1099-MISC or Form 1042S, you should request such a form from your broker (not Great Northern Iron Ore Properties); however this Guide can be used to calculate your allocable share of income without having these forms if you know the number of shares held on the various record dates. The worksheets that follow will assist you in completing your income tax return with respect to the Trust's income and deductions.

Please note that if you own units in several blocks or the number of units which you own changed during the year, you need to reproduce the necessary copies of these worksheets and complete a separate worksheet for each block of units acquired on a different date, at a different price or held for a different time period in order to maintain your basis individually.

STEP 1 Before you begin, you will likely need a minimum of the following federal income tax return forms:

                       Individual Domestic Investors
                       -----------------------------
                       Form 1040-U.S. Individual Income Tax Return
                       Schedule B (Form 1040)-Interest and Dividend Income Schedule D (Form 1040)-Capital Gains and Losses Schedule E (Form 1040)-Supplemental Income and Loss Form 4797-Sales of Business Property

                       Corporate Domestic Investors
                       ----------------------------
                       Form 1120-U.S. Corporate Income Tax Return
                       Schedule D (Form 1120)-Capital Gains and Losses Form 4797-Sales of Business Property
                       Form 4626-Alternative Minimum Tax-Corporations

                       Individual Foreign Investors
                       ----------------------------
                       Form 1040NR-Nonresident Alien Income Tax Return

                       Corporate Foreign Investors
                       ---------------------------
                       Form 1120F-Foreign Corporation Income Tax Return

               Various state income tax return forms may also be required depending on the investor's tax status and domicile.

STEP 2 Determine which worksheet to use. Investors who held a constant number of units throughout the year should use Worksheet A. All others should use Worksheet B.

STEP 3 Complete Worksheet A or B (but not both). The Trust Supplemental Statement received (if applicable) will provide the shares (units) held on the various record dates during the year. The worksheet is designed to reconcile to your Substitute Form 1099-MISC or Form 1042S for calendar year taxpayers of record.

(INSTRUCTION OUTLINE -- continued)

STEP 4 If you held units of interest at the end of the year, complete Worksheet C. If you did not hold units of interest at the end of the year, you need not complete Worksheet C as your basis should be zero and the certificate amortization deduction calculation is irrelevant. However, you may wish to use the format of Worksheet C to calculate your basis through the date of certificate disposition.

STEP 5 If you are a domestic investor, enter the amounts calculated on Worksheet A or Worksheet B onto the appropriate income tax return lines as indicated on the worksheets. If you are a foreign investor, reporting of the calculated amounts is dependent upon whether the income is effectively or not effectively connected with a U.S. trade or business. As this determination is dependent upon your specific activities in the U.S., we recommend you consult your tax advisor for proper reporting before entering the amounts calculated on Worksheet A or Worksheet B onto your income tax return.

STEP 6 Individual domestic investors of record should complete Schedule S-D with the amounts calculated from Worksheet A or Worksheet B (lines 1, 2 & 3). This schedule provides a reconciliation of the reported income to Substitute Form 1099-MISC (which was sent to the Internal Revenue Service and the Minnesota Department of Revenue).

               Individual foreign investors of record should complete Schedule S-F with the amounts calculated from Worksheet A or Worksheet B (lines 1, 2 & 3). This schedule provides a reconciliation of the reported income to Form 1042S (which was sent to the Internal Revenue Service and the Minnesota Department of Revenue). Foreign investors must also indicate where the income was listed on their income tax return as determined in Step 5 above.

STEP 7 Certificate holders of record should attach either Schedule S-D or S-F, as appropriate, to your income tax return.

STEP 8 Retain this Guide, Substitute Form 1099-MISC or Form 1042S (if applicable) and the Trust Supplemental Statement (if applicable) with your permanent records as it contains basis and other important information which may be needed in future years.

                                   WORKSHEET A

                 CALCULATION OF TAXABLE INCOME FOR UNIT HOLDERS
             HOLDING A CONSTANT NUMBER OF UNITS THROUGHOUT THE YEAR

          *Please note that the income tax return lines referenced below pertain only to domestic investors. If you are a foreign investor, the reporting of this income is dependent upon whether the income is effectively or not effectively connected with a U.S. trade or business. As this determination is dependent upon your specific activities in the U.S., we recommend you consult your tax advisor for the proper reporting of this income before entering the amounts calculated onto your income tax return Form 1040NR (Individuals) or Form 1120F (Corporations).

SCHEDULE I:  INDIVIDUAL TAXPAYERS:                       YEAR:                  2001

          Income or Deduction                 Per Unit   No. of Units       Total   Where to Report on Form 1040*
          -------------------                 --------   ------------       -----   -----------------------------
1)  Interest Income                           0.345632  X            = $            Schedule B, Part I, Line 1
                                                         ------------   ------------
2)  Rental Income                             0.047892  X            = $            Schedule E, Part I, Line 3
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                          Form 4797, Part I, Line 2,
        Ore, Section 1231                     5.313548  X            = $             Column d
                                                         ------------   ------------
Record Holders Proof Reconciliation:
   Sum of lines 1, 2 & 3 should equal
    Substitute Form 1099-MISC Box 2
    or Form 1042S (if applicable):                                     $
                                                                        ============

4)  Certificate Amortization Deduction                                              Schedule D, Part II, Line 8,
         as calculated from Worksheet C:                               $             Columns e & f (in brackets)
                                                                        ------------

STATE TAX ADJUSTMENT:                                                               Form M-1, (For filing a State of
    Subtract U.S. Interest                    0.326660  X            = $(          ) Line 6   Minnesota Tax Return)
                                                         ------------   ------------

SCHEDULE II:  CORPORATE TAXPAYERS:

          Income or Deduction                 Per Unit   No. of Units       Total   Where to Report on Form 1120*
          -------------------                 --------   ------------       -----   -----------------------------
1)  Interest Income                           0.345632  X            = $            Line 5
                                                         ------------   ------------
2)  Rental Income                             0.047892  X            = $            Line 6
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                          Form 4797, Part I, Line 2,
        Ore, Section 1231                     5.313548  X            = $             Column d
                                                         ------------   ------------
Record Holders Proof Reconciliation:
   Sum of lines 1, 2 & 3 should equal
    Substitute Form 1099-MISC Box 2
    or Form 1042S (if applicable):                                     $
                                                                        ============
                                                                                    Form 4797, Part I, Line 2,
4)  Percentage Depletion Deduction            0.784840  X            = $             Column f
                                                         ------------   ------------
5)  AMT Preference Item:
         Percentage Depletion                 0.784840  X            = $            Form 4626, Line 2(m)
                                                         ------------   ------------
6)  Certificate Amortization Deduction                                              Schedule D, Part II, Line 6,
         as calculated from Worksheet C:                               $             Columns e & f (in brackets)
                                                                        ------------

STATE TAX ADJUSTMENT:                                                               Form M4-I, (For filing a State of
    Add Percentage Depletion                  0.784840  X            = $             Line 2(h) Minnesota Tax Return)
                                                         ------------   ------------

                                   WORKSHEET B

                 CALCULATION OF TAXABLE INCOME FOR UNIT HOLDERS
               THAT PURCHASED OR DISPOSED OF UNITS DURING THE YEAR

          *Please note that the income tax return lines referenced below pertain only to domestic investors. If you are a foreign investor, the reporting of this income is dependent upon whether the income is effectively or not effectively connected with a U.S. trade or business. As this determination is dependent upon your specific activities in the U.S., we recommend you consult your tax advisor for the proper reporting of this income before entering the amounts calculated onto your income tax return Form 1040NR (Individuals) or Form 1120F (Corporations).

SCHEDULE I:  INDIVIDUAL TAXPAYERS:            YEAR:                             2001

FIRST QUARTER - MARCH 30, 2001

          Income or Deduction                 Per Unit   No. of Units       Total   Where to Report on Form 1040*
          -------------------                 --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
                                                                                             NEXT PAGE
STATE TAX ADJUSTMENT:
    Subtract U.S. Interest                    0.081665  X            = $(          )
                                                         ------------   ------------

SECOND QUARTER - JUNE 29, 2001

          Income or Deduction                 Per Unit   No. of Units       Total   Where to Report on Form 1040*
          -------------------                 --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
                                                                                             NEXT PAGE
STATE TAX ADJUSTMENT:
    Subtract U.S. Interest                    0.081665  X            = $(          )
                                                         ------------   ------------

                                                                         page 12
(Individual continued)

THIRD QUARTER - SEPTEMBER 28, 2001

          Income or Deduction                 Per Unit   No. of Units       Total   Where to Report on Form 1040*
          -------------------                 --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                      NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
                                                                                               BELOW
STATE TAX ADJUSTMENT:
    Subtract U.S. Interest                    0.081665  X            = $(          )
                                                         ------------   ------------

FOURTH QUARTER - DECEMBER 31, 2001

           Income or Deduction                Per Unit   No. of Units       Total   Where to Report on Form 1040*
           -------------------                --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
                                                                                               BELOW
STATE TAX ADJUSTMENT:
    Subtract U.S. Interest                    0.081665  X            = $(          )
                                                         ------------   ------------

GRAND TOTAL RECONCILIATION OF ABOVE RECORD DATES FOR
  WORKSHEET B (SUM OF RESPECTIVE TOTAL LINES ABOVE):
                                                                            Total   Where to Report on Form 1040*
                                                                            -----   -----------------------------
1)  Interest Income                                                    $            Schedule B, Part I, Line 1
                                                                        ------------
2)  Rental Income                                                      $            Schedule E, Part I, Line 3
                                                                        ------------
3)  Gain from Sale of Iron                                                          Form 4797, Part I, Line 2,
        Ore, Section 1231                                              $             Column d
                                                                        ------------
Record Holders Proof Reconciliation:
   Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2
   or Form 1042S (if applicable)                                       $
                                                                        ============

4)  Certificate Amortization Deduction                                              Schedule D, Part II, Line 8,
        as calculated from Worksheet C:                                $             Columns e & f (in brackets)
                                                                        ------------

STATE TAX ADJUSTMENT:                                                               Form M-1, (For filing a State of
    Subtract U.S. Interest                                             $(          ) Line 6   Minnesota Tax Return)
                                                                        ------------

SCHEDULE II:  CORPORATE TAXPAYERS:                       YEAR:                  2001

FIRST QUARTER - MARCH 30, 2001

           Income or Deduction                Per Unit   No. of Units       Total   Where to Report on Form 1120*
           -------------------                --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
4)  Percentage Depletion Deduction            0.196210  X            = $                     NEXT PAGE
                                                         ------------   ------------
5)  AMT Preference Item:
        Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

STATE TAX ADJUSTMENT:
    Add Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

SECOND QUARTER - JUNE 29, 2001

           Income or Deduction                Per Unit   No. of Units       Total   Where to Report on Form 1120*
           -------------------                --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
4)  Percentage Depletion Deduction            0.196210  X            = $                     NEXT PAGE
                                                         ------------   ------------
5)  AMT Preference Item:
        Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

STATE TAX ADJUSTMENT:
    Add Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

(Corporate continued)

THIRD QUARTER - SEPTEMBER 28, 2001

           Income or Deduction                Per Unit   No. of Units       Total   Where to Report on Form 1120*
           -------------------                --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
4)  Percentage Depletion Deduction            0.196210  X            = $                      BELOW
                                                         ------------   ------------
5)  AMT Preference Item:
        Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------
STATE TAX ADJUSTMENT:
    Add Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

FOURTH QUARTER - DECEMBER 31, 2001

           Income or Deduction                Per Unit   No. of Units       Total   Where to Report on Form 1120*
           -------------------                --------   ------------       -----   -----------------------------
1)  Interest Income                           0.086408  X            = $
                                                         ------------   ------------
2)  Rental Income                             0.011973  X            = $
                                                         ------------   ------------
3)  Gain from Sale of Iron                                                                     NOTE:
        Ore, Section 1231                     1.328387  X            = $                  SEE GRAND TOTAL
                                                         ------------   ------------      RECONCILIATION
4)  Percentage Depletion Deduction            0.196210  X            = $                       BELOW
                                                         ------------   ------------
5)  AMT Preference Item:
        Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------
STATE TAX ADJUSTMENT:
    Add Percentage Depletion                  0.196210  X            = $
                                                         ------------   ------------

GRAND TOTAL RECONCILIATION OF ABOVE RECORD DATES FOR
  WORKSHEET B (SUM OF RESPECTIVE TOTAL LINES ABOVE):
                                                                            Total   Where to Report on Form 1120*
                                                                            -----   -----------------------------
1)  Interest Income                                                    $            Line 5
                                                                        ------------
2)  Rental Income                                                      $            Line 6
                                                                        ------------
3)  Gain from Sale of Iron                                                          Form 4797, Part I, Line 2,
        Ore, Section 1231                                              $             Column d
                                                                        ------------
Record Holders Proof Reconciliation:
   Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2
   or Form 1042S (if applicable)                                       $
                                                                        ============
                                                                                    Form 4797, Part I, Line 2,
4)  Percentage Depletion Deduction                                     $             Column f
                                                                        ------------
5)  AMT Preference Item:  Percentage Depletion                         $            Form 4626, Line 2(m)
                                                                        ------------
                                                                                    Schedule D, Part II, Line 6,
6)  Certificate Amortization Deduction from Worksheet C                $             Columns e & f (in brackets)
                                                                        ------------

STATE TAX ADJUSTMENT:                                                               Form M4-I, (For filing a State of
    Add Percentage Depletion                                           $             Line 2(h) Minnesota Tax Return)
                                                                        ------------

                                   WORKSHEET C

            YEAR END BASIS AND CERTIFICATE AMORTIZATION COMPUTATIONS

                                                       Cost or
                                                     Other Basis
          Items Affecting Basis                        Per Unit     No. of Units     Total
          ---------------------                        --------     ------------     -----
Basis: Beginning of the year or date of             $            X             = $
  purchase, as applicable                            -----------    -----------   ------------
                                                                                              (from Substitute Form 1099-MISC
                                                                                              Box 2 or Form 1042S or Worksheet
Plus:  Income                                                                    $            A or B as calculated)
                                                                                  ------------

Less: Distributions received pertaining to -
First Quarter - March 30, 2001                              1.40 X             = $(          )      (if applicable)
                                                                    -----------   ------------
Second Quarter - June 29, 2001                              1.50 X             = $(          )      (if applicable)
                                                                    -----------   ------------
Third Quarter - September 28, 2001                          1.50 X             = $(          )      (if applicable)
                                                                    -----------   ------------
Fourth Quarter - December 31, 2001                          1.60 X             = $(          )      (if applicable)
                                                                    -----------   ------------

Subtotal: (Beginning Basis plus Income less Distributions):                      $
                                                                                  ------------

Certificate Amortization % Rate:                                               X     0.071429
                                                                                                    (to Worksheet A or B,
Certificate Amortization Deduction (Subtotal times Rate):                      = $(          )      as appropriate)
                                                                                  ------------


Adjusted Basis at year end (Subtotal less Certificate Amortization Deduction):   $                  (needed for next year)
                                                                                  ============

Units (Shares) held at year end:                            2001                                    (needed for next year)
                                                                                  ------------

Adjusted Basis per Unit (Share) at year end (Adjusted Basis divided by Units):   $                  (needed for next year)
                                                                                  ============

NOMINEE REPORTING REQUIREMENTS:     YEAR:      2001

If your federal ID number is shown on Form 1099-MISC or Form 1042S, and two or more recipients are shown or the form includes amounts belonging to another person, you are considered a nominee recipient. You must file Form 1099-MISC or Form 1042S, as appropriate, for each of the other owners showing the income allocable to each. File Form(s) 1099-MISC with Form 1096 (Annual Summary and Transmittal of U.S. Information Returns) at the Internal Revenue Service Center for your area. On Forms 1099-MISC and 1042S, you should be listed as the payer and the other owner(s) should be listed as the recipient. A husband or wife is not required to file a nominee return to show payments for the other. To prepare a Form 1099-MISC or Form 1042S for each recipient, you must know the number of units (shares) held by the recipient on each of the Trust's four record dates. The record dates and income factors needed to calculate income allocable to each recipient are listed below. You should multiply the units held on each record date times the applicable income factor, adding the results together and reporting the grand total on Form 1099-MISC Box 2 or Form 1042S to each recipient. When completed, all income in the Nominee's Form 1099-MISC or Form 1042S should be accounted for and each recipient should receive a Form 1099-MISC or Form 1042S, a copy of this Guide and a summary of the recipient's holdings on each of the record dates below. These same instructions apply to brokerage firms as to their preparation of a Form 1099-MISC or Form 1042S for their clients holding interests in the Trust in "street name."

RECORD DATES:                           INCOME FACTORS:     TAXPAYER ID NUMBER:
-------------                           ---------------     -------------------
First Quarter - March 30, 2001             1.426768              41-0788355
Second Quarter - June 29, 2001             1.426768
Third Quarter - September 28, 2001         1.426768
Fourth Quarter - December 31, 2001         1.426768
                                          ----------
                                           5.707072
                                          ==========

                                                                             S-F

NAME                                   SOCIAL SECURITY #
    -----------------------------------                 -----------------------

  Attachment - Schedule Reconciling Form 1042S to Individual Income Tax Return
                        for Certificate Holders of Record

                                                     Where found on Form 1040NR
                                                     ---------------------------

1)  Interest Income             + $                on
                                   ----------------  ---------------------------

2)  Rental Income               +                  on
                                   ----------------  ---------------------------

3)  Gain from Sale of Iron Ore,
          Section 1231          +                  on
                                   ----------------  ---------------------------

EQUALS:  Form 1042S             = $
                                   ================

GREAT NORTHERN IRON ORE PROPERTIES

                                                                             S-D

NAME                                   SOCIAL SECURITY #
    -----------------------------------                 -----------------------


Attachment - Schedule Reconciling Substitute Form 1099-MISC to Individual Income
                  Tax Return for Certificate Holders of Record

                                                     Where found on Form 1040
                                                     ---------------------------

1)  Interest Income             + $                  Schedule B, Part I, Line 1
                                   ----------------

2)  Rental Income               +                    Schedule E, Part I, Line 3
                                   ----------------

3)  Gain from Sale of Iron Ore,                      Form 4797, Part I, Line 2,
          Section 1231          +                    Column d
                                   ----------------

EQUALS: Substitute Form         = $
        1099-MISC Box 2            ================

GREAT NORTHERN IRON ORE PROPERTIES